Exhibit 10.16

FIRST AMENDMENT TO EARN-IN AMENDMENT

This First Amendment to Earn-In Agreement (this "Amendment") is made as of February_____, 2009, by and between New Zealand Wayne’s Investment Holdings Co., Ltd., a British Virgin Islands company ( (the "Company") and the individual signatory hereto (the "Buyer"). Terms not otherwise defined in this Amendment shall have the meaning given to such terms in the Earn-In Agreement (defined below).

BACKGROUND

The Company and the Buyer entered into that certain EARN-IN AGREEMENT, dated as of September 12, 2008 (the "Earn-In Agreement"), pursuant to which, among others, the Buyer has an option to purchase certain amount of shares of the Company’s ordinary shares upon the satisfaction of certain conditions set forth therein. The parties hereto now desire to amend the definition of the first condition.

NOW, THEREFORE, in consideration of the foregoing and of good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.

The Definition of "Condition 1" set forth in Exhibit A Certain Definitions of the Earn-In Agreement is hereby restated to be and read as follows:

"Condition 1" means the occurrence of the date that is six months after the date of this Agreement, provided, however, that (a) on or before that date, Ms. Lianyun Han and the Operating Company have entered into a binding employment agreement, in form and substance satisfactory to Company, for a term of not less than five years for Ms. Lianyun Han to serve as Chairman of the Board of Directors of the Operating Company; and (b) Ms. Lianyun Han is employed by the Operating Company pursuant to that agreement on such date.

2.

This Amendment shall be construed and interpreted in accordance with the laws of Hong Kong Special Administrative Region without giving effect to the principles of conflict of laws thereof.

3.

Except as expressly amended hereby, the terms and provisions of the Earn-In Agreement shall remain in full force and effect, and the Earn-In Agreement, as previously amended, is in all respects ratified and confirmed.

4.

This Amendment may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed an original and all of which taken together, shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the above written date.

Company:	Buyer:
NEW ZEALAND WAYNE’S
INVESTMENT HOLDINGS CO., LTD., a
company formed and existing under the laws
of the British Virgin Islands

By :
Name:
Title: